UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on April 3, 2023, or the Closing, of the transactions contemplated by the Asset Purchase Agreement, or the Purchase Agreement, with Vertical Pharmaceuticals, LLC, a wholly owned subsidiary of Alora Pharmaceuticals, LLC, or the Buyer, pursuant to which Buyer agreed to acquire certain assets and assume certain liabilities of AcelRx Pharmaceuticals, Inc., or the Company, relating to its sufentanil sublingual tablet product referred to as DSUVIA or DZUVEO, or any other single-dose pharmaceutical product for use in medically supervised settings containing a sublingual tablet that includes sufentanil as the sole active ingredient, as a 30 mcg tablet or other dosage form or strength as reasonably necessary for lifecycle management, as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on March 16, 2023.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of the Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On May 30, 2019, the Companyentered into a Loan and Security Agreement, or the Loan Agreement, with Oxford Finance LLC,  or Oxford. Under the Loan Agreement,  Oxford  made a term loan to the Company in an aggregate principal amount of $25.0 million, or the Loan, which was funded on May 30, 2019.  Payments on the Loan were interest-only until July 1, 2020, followed by equal principal payments and monthly accrued interest payments through the scheduled maturity date of June 1, 2023. The outstanding balance due under the Loan Agreement was $5.4 million at December 31, 2022.  The Loan Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K as filed with the  SEC on June 3, 2019, as amended on May 5, 2021, with such first amendment filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q as filed with the SEC on November 15, 2021, and as further amended on November 14, 2021, with such second amendment filed as Exhibit 10.31 to our Annual Report on Form 10-K as filed with the SEC on March 10, 2022.

In connection with the closing of the divestment of DSUVIA (as further described in Item 2.01 below), the Company and Oxford agreed that the Company would repay the loan in full without any prepayment penalties or the payment of future remaining interest that otherwise would have been payable under the Loan. On April 3, 2023, the Company paid Oxford the remaining amount due under the Loan, and the Loan Agreement was terminated with no further obligations by either party.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On April 3, 2023, the Company and the Buyer completed the sale of DSUVIA under the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On April 5, 2023, the Company issued a press release announcing the Closing of the sale of DSUVIA under the Purchase Agreement and the full repayment of the Loan with Oxford. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such  filing.

Item 9.01.          Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated statements of operations of the Company for the years ended December 31, 2022 and 2021 and the unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2022, are filed as Exhibit 99.2 hereto and are incorporated into this Item 9.01(b) by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 5, 2023.
99.2	Unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2022 and 2021 and unaudited pro forma condensed consolidated balance sheet as of December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2023

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer